Exhibit 99.1

FOR IMMEDIATE RELEASE:	CONTACT:
Geoff High, Vice President of Investor Relations
303-604-3924

DMC GLOBAL REPORTS FIRST QUARTER FINANCIAL RESULTS

•First quarter sales were $55.7 million, down 3% sequentially and down 24% from Q1 2020
•Gross margin was 23% versus 21% in Q4 2020 and 33% in Q1 2020
•Net income was $432,000, or $0.03 per diluted share; while adjusted net income* was $559,000, or $0.04 per diluted share
•Adjusted EBITDA* was $4.0 million versus $3.6 million in Q4 2020 and $11.3 million in Q1 2020
•Cash and marketable securities at March 31, 2021, were $66.8 million versus $53.9 million at December 31, 2020

BROOMFIELD, Colo. - April 22, 2021 - DMC Global Inc. (Nasdaq: BOOM) today reported financial results for its first quarter ended March 31, 2021.

First quarter sales were $55.7 million, down 3% sequentially versus last year’s fourth quarter, and down 24% versus the first quarter of 2020. This year’s first quarter sales were negatively affected by continued weak energy demand associated with the Covid-19 pandemic, as well as a severe winter storm in Texas, both of which reduced sales at DynaEnergetics, DMC’s energy products business. Sales at NobelClad, DMC’s composite metals business, were negatively affected by $1.7 million in shipment delays resulting from widespread logistical bottlenecks in Europe and later-than-expected clad-plate inspections by a customer in the United States.

First quarter gross margin was 23% versus 21% in the 2020 fourth quarter and 33% in last year's first quarter. Gross margin was impacted by a more favorable project mix at NobelClad, which partially was offset by one-time costs associated with a weather-related production shutdown at DynaEnergetics’ Blum, Texas facility.

First quarter operating loss was $710,000 versus operating income of $6.3 million in last year's first quarter. Net income was $432,000, or $0.03 per diluted share, versus net income of $4.2 million, or $0.28 per diluted share, in last year’s first quarter. Adjusted net income was $559,000, or $0.04 per diluted share.

First quarter adjusted EBITDA was $4.0 million versus $3.6 million in the 2020 fourth quarter, and $11.3 million in the 2020 first quarter.

In February, DMC repaid in full the outstanding $11.8 million balance on its term loan, and ended the first quarter with cash and marketable securities of $66.8 million, up from net cash* of $42.6 million at December 31, 2020. During the quarter, the Company raised net proceeds of $25.3 million through its at-the-market equity program.

DynaEnergetics
First quarter sales at DynaEnergetics were $38.2 million, up 8% sequentially and down 28% from the 2020 first quarter. Gross margin was 22%, down from 24% in the fourth quarter of 2020 and 37% in last year’s first quarter. Adjusted EBITDA was $3.5 million versus $11.3 million in last year’s first quarter.

NobelClad
First quarter sales at NobelClad were $17.5 million, down 20% sequentially and down 14% versus the 2020 first quarter. Gross margin was 26%, up from 18% in the 2020 fourth quarter and 25% in last year's first quarter. The gross margin improvement reflects a more favorable project mix. Adjusted EBITDA was $2.7 million, up from $2.4 million in last year’s first quarter.

NobelClad’s trailing 12-month book-to-bill ratio at the end of the first quarter was 1.01, and its rolling 12-month bookings were $81 million. Order backlog was $43.2 million versus $39.9 million at the end of the fourth quarter.

Management Commentary
“The financial and operational strength of DMC continued to improve during the first quarter,” said Kevin Longe, president and CEO. “We closed the quarter with approximately $67 million in cash and marketable securities, zero long-term debt and the strongest financial position in Company history.

“Solid execution by the team at DynaEnergetics led to sales that were within our forecasted range, despite a nearly two-week weather-related sales disruption across our largest regional market. There is growing demand for our family of DS Factory-Assembled, Performance-Assured™ perforating systems; and as well-completion activity accelerates and the pricing environment continues to improve, we believe DynaEnergetics is well positioned to achieve meaningful sales growth and margin improvement beginning in the second quarter.

“DMC continues to foster an environment of creativity and innovation. At DynaEnergetics, our substantial investments in new technologies have resulted in a robust product portfolio that has improved the safety, efficiency and effectiveness of our customers’ operations; and has led to increased productivity, profitability and job creation in our industry. The significance of our investments is reflected in the 76 patents we have been granted and the more than 400 patent applications we have filed. Our patent strategy is designed to protect our investments and provide transparency so others can innovate without violating our intellectual property. Despite this, a number of competitors have commercialized products that we believe infringe on DynaEnergetics’ patents. During the first quarter, we took legal action against several of these companies, spending approximately $1 million on patent litigation. We intend to continue these expenditures until the issues are resolved. Our commitment of resources to this process reflects our belief that if intellectual property is not protected, the incentive to innovate is lost and the sustainability of the industry is threatened.”

Longe continued, “NobelClad closed the quarter with a $43 million order backlog, and the business is making significant progress on a variety of application and product-development initiatives. Despite recent shipping delays, we remain encouraged by the medium to long-term growth prospects at NobelClad.”

“I am pleased with the continued progress of our businesses and by the improving outlook within our end markets,” Longe added. “DMC’s strong prospects for long-term growth are made possible by the skill and determination of our employees, and I’m extremely appreciative of their continued efforts and commitment to the Company.”

Guidance
Michael Kuta, CFO, said second quarter 2021 sales are expected to be in a range of $67 million to $72 million versus the $55.7 million reported in the 2021 first quarter. At the business level, DynaEnergetics is expected to report sales in a range of $44 million to $47 million versus the $38.2 million reported in 2021 first quarter, while NobelClad’s sales are expected in a range of $23 million to $25 million versus the $17.5 million reported in the 2021 first quarter.

Consolidated gross margin is expected in a range of 25% to 26% versus 23% in the 2021 first quarter. Second quarter selling, general and administrative (SG&A) expense is expected to be in a range of $14 million to $15 million versus the $13.2 million reported in the 2021 first quarter, and reflects an anticipated $1.5 million in litigation expense at DynaEnergetics, continued investments in digital transformation, the resumption of business-

related travel, and the restoration of variable compensation. Amortization expense is expected to be approximately $300,000, and interest expense is expected to be approximately $90,000.

Adjusted EBITDA is expected in a range of $6 million to $8 million versus the $4.0 million in the first quarter of 2021.

Second quarter capital expenditures are expected in a range of $2 million to $4 million.

Conference call information
Management will hold a conference call to discuss these results today at 5:00 p.m. Eastern (3:00 p.m. Mountain). The call is available live via the Internet at: https://www.webcaster4.com/Webcast/Page/2204/40777, or by dialing 888-506-0062 (973-528-0011 for international callers) and entering the code 329873. Webcast participants should access the website at least 15 minutes early to register and download any necessary audio software. A replay of the webcast will be available for 90 days and a telephonic replay will be available until April 29, 2021, by calling 877-481-4010 (919-882-2331 for international callers) and entering the Conference ID #40777.

*Use of Non-GAAP Financial Measures
Adjusted EBITDA, adjusted operating income (loss), adjusted net income (loss), and net cash are non-GAAP (generally accepted accounting principles) financial measures used by management to measure operating performance and liquidity. Non-GAAP results are presented only as a supplement to the financial statements based on U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information is provided to enhance the reader’s understanding of DMC’s financial performance, but no non-GAAP measure should be considered in isolation or as a substitute for financial measures calculated in accordance with GAAP. Reconciliations of the most directly comparable GAAP measures to non-GAAP measures are provided within the schedules attached to this release.

EBITDA is defined as net income plus or minus net interest plus taxes, depreciation and amortization. Adjusted EBITDA excludes from EBITDA stock-based compensation, restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance (as further described in the attached financial schedules). Adjusted operating income (loss) is defined as operating income (loss) plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Adjusted net income (loss) is defined as net income plus restructuring and impairment charges and, when appropriate, other items that management does not utilize in assessing DMC’s operating performance. Net cash is defined as cash and cash equivalents less total debt. None of these non-GAAP financial measures are recognized terms under GAAP and do not purport to be an alternative to net income as an indicator of operating performance or any other GAAP measure.

Management uses adjusted EBITDA in its operational and financial decision-making, believing that it is useful to eliminate certain items in order to focus on what it deems to be a more reliable indicator of ongoing operating performance. As a result, internal management reports used during monthly operating reviews feature adjusted EBITDA measures. Management believes that investors may find this non-GAAP financial measure useful for similar reasons, although investors are cautioned that non-GAAP financial measures are not a substitute for GAAP disclosures. In addition, management incentive awards are based, in part, on the amount of adjusted EBITDA achieved during relevant periods. EBITDA and adjusted EBITDA are also used by research analysts, investment bankers and lenders to assess operating performance. For example, a measure similar to adjusted EBITDA is required by the lenders under DMC’s credit facility.

Net cash is used by management to supplement GAAP financial information and evaluate DMC’s performance, and management believes this information may be similarly useful to investors. Adjusted operating income (loss) and adjusted net income (loss) are presented because management believes these measures are useful to understand the effects of restructuring and impairment charges on DMC’s operating income (loss) and net income (loss), respectively.

Because not all companies use identical calculations, DMC’s presentation of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. However, these measures can still be useful in evaluating the company’s performance against its peer companies because management believes the measures provide users with valuable insight into key components of GAAP financial disclosures. For example, a company with greater GAAP net income may not be as appealing to investors if its net income is more heavily comprised of gains on asset sales. Likewise, eliminating the effects of interest income and expense moderates the impact of a company’s capital structure on its performance.

All of the items included in the reconciliation from net income to EBITDA and adjusted EBITDA are either (i) non-cash items (e.g., depreciation, amortization of purchased intangibles and stock-based compensation) or (ii) items that management does not consider to be useful in assessing DMC’s operating performance (e.g., income taxes, restructuring and impairment charges). In the case of the non-cash items, management believes that investors can better assess the company’s operating performance if the measures are presented without such items because, unlike cash expenses, these adjustments do not affect DMC’s ability to generate free cash flow or invest in its business. For example, by adjusting for depreciation and amortization in computing EBITDA, users can compare operating performance without regard to different accounting determinations such as useful life. In the case of the other items, management believes that investors can better assess operating performance if the measures are presented without these items because their financial impact does not reflect ongoing operating performance.

About DMC
DMC Global is a diversified holding company. Our innovative businesses provide differentiated products and services to niche industrial and commercial markets around the world. DMC’s objective is to identify well-run businesses and strong management teams and support them with long-term capital and strategic, legal, technology and operating resources. Our approach helps our portfolio companies grow core businesses, launch new initiatives, upgrade technologies and systems to support their long-term strategy, and make acquisitions that improve their competitive positions and expand their markets. DMC’s culture is to foster local innovation versus centralized control, and stand behind our businesses in ways that truly add value. Today, DMC’s portfolio consists of DynaEnergetics and NobelClad, which collectively address the energy, industrial processing and transportation markets. Based in Broomfield, Colorado, DMC trades on Nasdaq under the symbol “BOOM.” For more information, visit the Company’s website at: http://www.dmcglobal.com

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Safe Harbor Language
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including second quarter guidance on sales, gross margin, SG&A, amortization expense, interest expense, adjusted EBITDA, capital expenditures; as well as our belief that DynaEnergetics is well positioned to achieve meaningful sales growth and margin improvement beginning in the second quarter (is this covered by what we just said about guidance?), our belief that the outlook is improving within our end markets, our confidence in the long-term growth prospects at NobelClad, and DMC’s strong prospects for long-term growth. Statements other than statements of historical fact included in this press release are forward-looking statements. Forward-looking statements are based on numerous assumptions regarding present and future business strategies, the markets in which we operate, anticipated costs, ability to achieve goals and numerous other factors. Forward-looking information and statements are subject to known and unknown risks, uncertainties and other important factors that may cause actual results and performance to be materially different from those expressed or implied by such forward-looking information and statements, including but not limited to: our ability to realize sales from our backlog; our ability to obtain new contracts at attractive prices; the execution of purchase commitments by our customers, and our ability to successfully deliver on those purchase commitments; the size and timing of customer orders and shipments; changes to customer orders; product pricing and margins; our ability to collect on our accounts receivable; fluctuations in customer demand; our ability to successfully execute and capitalize upon growth opportunities; the success of DynaEnergetics’ product and technology development initiatives; fluctuations in foreign currencies; fluctuations in tariffs and quotas; the cyclicality of our business; competitive factors; the timely completion of contracts; the timing and size of expenditures; the timing and price of metal and other raw materials; the adequacy of local labor supplies at our facilities; current or future limits on manufacturing capacity at our various operations; the availability and cost of funds; our ability to access our borrowing capacity under our credit facility; impacts of COVID-19 and any related preventive or protective actions taken by governmental authorities and resulting economic impacts, including recessions or depressions; and general economic conditions, both domestic and foreign, impacting our business and the business of the end-market users we serve; as well as the other risks detailed from time to time in our SEC reports, including the annual report on Form 10-K for the year ended December 31, 2020. We do not undertake any obligation to release public revisions to any forward-looking statement, including, without limitation, to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in Thousands, Except Share and Per Share Data)
(unaudited)

	Three months ended			Change
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020	Sequential	Year-on-year
NET SALES	$55,658	$57,113	$73,564	-3%	-24%
COST OF PRODUCTS SOLD	42,745	44,927	49,094	-5%	-13%
Gross profit	12,913	12,186	24,470	6%	-47%
Gross profit percentage	23%	21%	33%
COSTS AND EXPENSES:
General and administrative expenses	7,929	7,406	8,126	7%	-2%
Selling and distribution expenses	5,243	5,143	8,527	2%	-39%
Amortization of purchased intangible assets	324	373	354	-13%	-8%
Restructuring expenses	127	82	1,116	55%	-89%
Total costs and expenses	13,623	13,004	18,123	5%	-25%
OPERATING (LOSS) INCOME	(710)	(818)	6,347	13%	-111%
OTHER INCOME (EXPENSE) :
Other income (expense), net	394	(115)	115	443%	243%
Interest expense, net	(135)	(167)	(238)	19%	43%
(LOSS) INCOME BEFORE INCOME TAXES	(451)	(1,100)	6,224	59%	-107%
INCOME TAX (BENEFIT) PROVISION	(883)	(173)	2,069	-410%	-143%
NET INCOME (LOSS)	432	(927)	4,155	147%	-90%
NET INCOME (LOSS) PER SHARE
Basic	$0.03	$(0.06)	$0.28	150%	-89%
Diluted	$0.03	$(0.06)	$0.28	150%	-89%
WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	15,453,103	14,917,109	14,697,164	4%	5%
Diluted	15,463,923	14,917,109	14,717,836	4%	5%
DIVIDENDS DECLARED PER COMMON SHARE	$—	$—	$0.125

DMC GLOBAL INC.
SEGMENT STATEMENTS OF OPERATIONS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020	Sequential	Year-on-year
Net sales	$38,172	$35,330	$53,220	8%	-28%
Gross profit	8,434	8,433	19,476	—%	-57%
Gross profit percentage	22%	24%	37%
COSTS AND EXPENSES:
General and administrative expenses	3,574	2,952	3,832	21%	-7%
Selling and distribution expenses	3,140	2,945	5,840	7%	-46%
Amortization of purchased intangible assets	199	271	260	-27%	-23%
Restructuring expenses	—	—	938	n/a	-100%
Operating income	1,521	2,265	8,606	-33%	-82%
Adjusted EBITDA	$3,521	$4,118	$11,316	-14%	-69%

NobelClad

	Three months ended			Change
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020	Sequential	Year-on-year
Net sales	$17,486	$21,783	$20,344	-20%	-14%
Gross profit	4,617	3,902	5,154	18%	-10%
Gross profit percentage	26%	18%	25%
COSTS AND EXPENSES:
General and administrative expenses	813	739	974	10%	-17%
Selling and distribution expenses	1,948	2,036	2,551	-4%	-24%
Amortization of purchased intangible assets	125	102	94	23%	33%
Restructuring expenses	127	82	59	55%	115%
Operating income	1,604	943	1,476	70%	9%
Adjusted EBITDA	$2,670	$1,935	$2,369	38%	13%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in Thousands)

			Change
	Mar 31, 2021	Dec 31, 2020	From year-end
	(unaudited)
ASSETS

Cash and cash equivalents	$45,837	$28,187	63%
Marketable securities	20,943	25,736	-19%
Accounts receivable, net	35,609	31,366	14%
Inventories	57,944	52,573	10%
Other current assets	7,855	5,448	44%

Total current assets	168,188	143,310	17%

Property, plant and equipment, net	106,800	109,411	-2%
Purchased intangible assets, net	2,927	3,665	-20%
Other long-term assets	26,902	23,259	16%

Total assets	$304,817	$279,645	9%

LIABILITIES AND STOCKHOLDERS’ EQUITY

Accounts payable	$27,336	$17,574	56%
Contract liabilities	7,205	4,928	46%
Accrued income taxes	7,975	7,279	10%
Current portion of long-term debt	—	3,125	-100%
Other current liabilities	15,857	14,202	12%

Total current liabilities	58,373	47,108	24%

Long-term debt	—	8,139	-100%
Deferred tax liabilities	1,211	2,254	-46%
Other long-term liabilities	26,803	25,230	6%
Stockholders’ equity	218,430	196,914	11%

Total liabilities and stockholders’ equity	$304,817	$279,645	9%

DMC GLOBAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Thousands)
(unaudited)

	Three months ended
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$432	$(927)	$4,155
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	2,698	2,465	2,352
Amortization of purchased intangible assets	324	373	354
Amortization of deferred debt issuance costs	56	53	40
Stock-based compensation	1,608	1,521	1,118
Deferred income taxes	(2,334)	(1,474)	(160)
(Gain) loss on disposal of property, plant and equipment	(288)	134	13
Restructuring expenses	127	82	1,116
Change in working capital, net	(447)	6,781	(4,068)
Net cash provided by operating activities	2,176	9,008	4,920
CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in marketable securities	—	(25,740)	—
Proceeds from maturities of marketable securities	4,799	—	—
Acquisition of property, plant and equipment	(1,365)	(4,171)	(5,121)
Proceeds on sale of property, plant and equipment	281	16	—
Net cash used in investing activities	3,715	(29,895)	(5,121)
CASH FLOWS FROM FINANCING ACTIVITIES:
Repayments on capital expenditure facility	(11,750)	(781)	(781)
Payment of dividends	—	—	(1,866)
Payment of deferred debt issuance costs	—	(2)	—
Net proceeds from issuance of common stock through at-the-market offering program	25,262	25,740	—
Net proceeds from issuance of common stock	—	165	—
Treasury stock purchases	(2,435)	(767)	(1,034)
Net cash used in financing activities	11,077	24,355	(3,681)
EFFECTS OF EXCHANGE RATES ON CASH	682	115	(20)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	17,650	3,583	(3,902)
CASH AND CASH EQUIVALENTS, beginning of the period	28,187	24,604	20,353
CASH AND CASH EQUIVALENTS, end of the period	$45,837	$28,187	$16,451

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DMC Global

EBITDA and Adjusted EBITDA

	Three months ended			Change
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020	Sequential	Year-on-year
Net income (loss)	$432	$(927)	$4,155	147%	-90%
Interest expense, net	135	167	238	-19%	-43%
Income tax (benefit) provision	(883)	(173)	2,069	-410%	-143%
Depreciation	2,698	2,465	2,352	9%	15%
Amortization of purchased intangible assets	324	373	354	-13%	-8%

EBITDA	2,706	1,905	9,168	42%	-70%
Restructuring expenses	127	82	1,116	55%	-89%
Stock-based compensation	1,608	1,521	1,118	6%	44%
Other (income) expense, net	(394)	115	(115)	-443%	-243%
Adjusted EBITDA	$4,047	$3,623	$11,287	12%	-64%

Adjusted operating income

	Three months ended			Change
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020	Sequential	Year-on-year
Operating (loss) income, as reported	$(710)	$(818)	$6,347	13%	-111%
Restructuring expenses:
DynaEnergetics	—	—	938	n/a	-100%
NobelClad	127	82	59	55%	115%
Corporate	—	—	119	n/a	-100%
Adjusted operating (loss) income	$(583)	$(736)	$7,463	21%	-108%

Adjusted Net Income and Adjusted Diluted Earnings per Share

	Three months ended March 31, 2021
	Pretax	Tax Benefit	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$(451)	$(883)	$432	15,463,923	$0.03
Restructuring programs:
NobelClad	127	—	127	15,463,923	0.01
Adjusted net income	$(324)	$(883)	$559	15,463,923	$0.04

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

	Three months ended December 31, 2020
	Pretax	Tax Benefit	Net	Diluted weighted average shares outstanding	Diluted EPS
Net loss, as reported	$(1,100)	$(173)	$(927)	14,917,109	$(0.06)
Restructuring expenses:
NobelClad	82	(20)	102	14,917,109	0.01
Adjusted net loss	$(1,018)	$(193)	$(825)	14,917,109	$(0.05)

	Three months ended March 31, 2020
	Pretax	Tax Provision	Net	Diluted weighted average shares outstanding	Diluted EPS
Net income, as reported	$6,224	$2,069	$4,155	14,717,836	$0.28
Restructuring expenses:
DynaEnergetics	938	—	938	14,717,836	0.06
NobelClad	59	—	59	14,717,836	—
Corporate	119	—	119	14,717,836	0.01
Adjusted net income	$7,340	$2,069	$5,271	14,717,836	$0.35

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

Return on Invested Capital

		Three months ended
		Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021
Operating income (loss)		$6,347	$(7,990)	$1,465	$(818)	$(710)
Income tax provision (benefit) (1)		2,107	(2,509)	177	(54)	(1,390)
Net operating profit (loss) after taxes (NOPAT)		4,240	(5,481)	1,288	(764)	680
Trailing Twelve Months NOPAT					(717)	(4,277)

	Balances as of
	Dec 31, 2019	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Mar 31, 2021
Current portion of lease liabilities	1,716	1,618	1,846	1,804	1,741	1,505
Long-term portion of lease liabilities	9,777	9,454	10,430	10,155	10,066	10,137
Current portion of long-term debt	3,125	3,125	3,125	3,125	3,125	—
Long-term debt	11,147	10,406	9,595	8,867	8,139	—
Total stockholders' equity	172,141	173,689	170,283	169,951	196,914	218,430
Total invested capital	197,906	198,292	195,279	193,902	219,985	230,072
Average invested capital					208,946	214,182

Trailing Twelve Months Return on Invested Capital (ROIC)					—%	(2)%

(1) Tax calculation for NOPAT:
	Three months ended				Twelve months ended	Three months ended
	Mar 31, 2020	Jun 30, 2020	Sep 30, 2020	Dec 31, 2020	Dec 31, 2020	Mar 31, 2021
Income (loss) before income taxes	6,224	(8,231)	1,147	(1,100)	(1,960)	(451)
Income tax provision (benefit)	2,069	(2,583)	139	(173)	(548)	(883)
Effective tax rate	33.2%	31.4%	12.1%	15.7%	28.0%	195.8%

DMC GLOBAL INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASUREMENTS TO MOST
DIRECTLY COMPARABLE GAAP FINANCIAL MEASUREMENTS
(Amounts in Thousands)
(unaudited)

DynaEnergetics

	Three months ended			Change
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020	Sequential	Year-on-year
Operating income, as reported	$1,521	$2,265	$8,606	-33%	-82%
Adjustments:
Restructuring expenses	—	—	938	n/a	-100%

Adjusted operating income	1,521	2,265	9,544	-33%	-84%
Depreciation	1,801	1,582	1,512	14%	19%
Amortization of purchased intangibles	199	271	260	-27%	-23%
Adjusted EBITDA	$3,521	$4,118	$11,316	-14%	-69%

NobelClad

	Three months ended			Change
	Mar 31, 2021	Dec 31, 2020	Mar 31, 2020	Sequential	Year-on-year
Operating income, as reported	$1,604	$943	$1,476	70%	9%
Adjustments:
Restructuring expenses	127	82	59	55%	115%

Adjusted operating income	1,731	1,025	1,535
Depreciation	814	808	740	1%	10%
Amortization of purchased intangibles	125	102	94	23%	33%
Adjusted EBITDA	$2,670	$1,935	$2,369	38%	13%